CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Secured Medium-Term Notes, Series B	$150,000,000	$17,385

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 456(b) and 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-214496.

Pricing Supplement No. 1 dated November 29, 2016 (To prospectus dated November 8, 2016 and prospectus supplement dated November 8, 2016)	Filing under Rule 424(b)(2) Registration No. 333-214496

NORTHWEST NATURAL GAS COMPANY

Secured Medium-Term Notes, Series B

(A Series of First Mortgage Bonds)

and

Unsecured Medium-Term Notes, Series B

Due from One Year to 30 Years from Date of Issue

CUSIP No.: 66765R CB 0 Secured ☒ Unsecured ☐ Principal amount: $75,000,000 Issue price: 100.00% Net proceeds to Company: $74,812,500 Repayable at the option of holder: Yes ☐ No ☒

Stated interest rate: 1.545%

Maturity date: December 5, 2018

Settlement date: December 5, 2016

Interest payment dates: June 5 and December 5, commencing June 5, 2017

Regular record dates: May 21 and November 20

Redeemable:    Yes  ☒    No  ☐

    In whole  ☐

In whole or in part ☒
Repayment date:	Not applicable
Fixed redemption price: Yes ☐ No ☒
Repayment price:	Not applicable
Initial redemption date: Not applicable
Election period:	Not applicable
Initial redemption price: Not applicable
Selling agents:	Wells Fargo Securities, LLC
	U.S. Bancorp Investments, Inc.	Reduction percentage: Not applicable
MUFG Securities Americas Inc.
	CIBC Capital Markets	Redemption limitation date: Not applicable

Type of transaction: Agent

    Wells Fargo Securities, LLC, as to $22,500,000

    principal amount of the Notes

    U.S. Bancorp Investments, Inc., as to $22,500,000

    principal amount of the Notes

    MUFG Securities Americas Inc., as to $15,000,000

    principal amount of the Notes

    CIBC Capital Markets, as to $15,000,000

    principal amount of the Notes

Make-whole redemption price:    Yes  ☒    No  ☐

    Make-whole spread: 0.10%

T+4 Delivery: It is expected that delivery of the notes will be made on or about the date specified above in Settlement Date, which will be the fourth business day (T+4) following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days (T+3), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the notes on the date hereof will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof should consult their own advisors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus or prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

NORTHWEST NATURAL GAS COMPANY

Secured Medium-Term Notes, Series B

(A Series of First Mortgage Bonds)

and

Unsecured Medium-Term Notes, Series B

Due from One Year to 30 Years from Date of Issue

CUSIP No.: 66765R CC 8 Secured ☒ Unsecured ☐ Principal amount: $35,000,000 Issue price: 100.00% Net proceeds to Company: $34,781,250 Repayable at the option of holder: Yes ☐ No ☒

Stated interest rate: 3.211%

Maturity date: December 5, 2026

Settlement date: December 5, 2016

Interest payment dates: June 5 and December 5, commencing June 5, 2017

Regular record dates: May 21 and November 20

Redeemable:    Yes  ☒    No  ☐

    In whole  ☐

In whole or in part ☒
Repayment date:	Not applicable
Fixed redemption price: Yes ☒ No ☐
Repayment price:	Not applicable
Initial redemption date: September 5, 2026
Election period:	Not applicable
Initial redemption price: 100.00%
Selling agents:	Wells Fargo Securities, LLC
	U.S. Bancorp Investments, Inc.	Reduction percentage: Not applicable
MUFG Securities Americas Inc.
	CIBC Capital Markets	Redemption limitation date: Not applicable

Type of transaction: Agent

    Wells Fargo Securities, LLC, as to $10,500,000

    principal amount of the Notes

    U.S. Bancorp Investments, Inc., as to $10,500,000

    principal amount of the Notes

    MUFG Securities Americas Inc., as to $7,000,000

    principal amount of the Notes

    CIBC Capital Markets, as to $7,000,000

    principal amount of the Notes

Make-whole redemption price:    Yes  ☒*    No  ☐

*Through September 4, 2026

    Make-whole spread: 0.15%

T+4 Delivery: It is expected that delivery of the notes will be made on or about the date specified above in Settlement Date, which will be the fourth business day (T+4) following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days (T+3), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the notes on the date hereof will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof should consult their own advisors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus or prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

NORTHWEST NATURAL GAS COMPANY

Secured Medium-Term Notes, Series B

(A Series of First Mortgage Bonds)

and

Unsecured Medium-Term Notes, Series B

Due from One Year to 30 Years from Date of Issue

CUSIP No.: 66765R CD 6 Secured ☒ Unsecured ☐ Principal amount: $40,000,000 Issue price: 100.00% Net proceeds to Company: $39,700,000 Repayable at the option of holder: Yes ☐ No ☒

Stated interest rate: 4.136%

Maturity date: December 5, 2046

Settlement date: December 5, 2016

Interest payment dates: June 5 and December 5, commencing June 5, 2017

Regular record dates: May 21 and November 20

Redeemable:    Yes  ☒    No  ☐

    In whole  ☐

In whole or in part ☒
Repayment date:	Not applicable
Fixed redemption price: Yes ☒ No ☐
Repayment price:	Not applicable
Initial redemption date: June 5, 2046
Election period:	Not applicable
Initial redemption price: 100.00%
Selling agents:	Wells Fargo Securities, LLC
	U.S. Bancorp Investments, Inc.	Reduction percentage: Not applicable
MUFG Securities Americas Inc.
	CIBC Capital Markets	Redemption limitation date: Not applicable

Type of transaction: Agent

    Wells Fargo Securities, LLC, as to $12,000,000

    principal amount of the Notes

    U.S. Bancorp Investments, Inc., as to $12,000,000

    principal amount of the Notes

    MUFG Securities Americas Inc., as to $8,000,000

    principal amount of the Notes

    CIBC Capital Markets, as to $8,000,000

    principal amount of the Notes

Make-whole redemption price:    Yes  ☒*    No  ☐

*Through June 4, 2046

    Make-whole spread: 0.20%

T+4 Delivery: It is expected that delivery of the notes will be made on or about the date specified above in Settlement Date, which will be the fourth business day (T+4) following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days (T+3), unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the notes on the date hereof will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof should consult their own advisors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus or prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.